UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 4, 2022 (September 30, 2022)

Stellus Private Credit BDC

(Exact name of registrant as specified in its charter)

Delaware	000-56378	87-6878660
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification Number)

4400 Post Oak Parkway, Suite 2200
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 292-5400

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2022, Stellus Private Credit BDC (the “Company”) entered into a Credit Agreement by and among the Company, as the borrower, Zions Bancorporation, N.A., d/b/a Amegy Bank, as administrative agent and lender, and various other lenders (the “Credit Facility”).

The Credit Facility provides for borrowings up to a maximum of $105 million on a committed basis, with an accordion feature that allows the Company to increase the aggregate commitments up to $200 million. The Credit Facility provides for revolving advances from September 30, 2022 to September 30, 2026, with a one-year amortization period thereafter. The Credit Facility matures on September 30, 2027, and is secured by a first priority security interest in all of the Company’s portfolio investments.

The Credit Facility bears interest based on Term Secured Overnight Financing Rate (“SOFR”) plus 2.50% (or 2.75% to the extent the Company’s asset coverage ratio is less than or equal to 1.90:1.00) plus a credit spread adjustment. The Company may also borrow at the alternative base rate (“ABR”) plus 1.50% (or 1.75% to the extent the Company’s asset coverage ratio is less than or equal to 1.90:1.00). The interest rate indexes are subject to floors of 0.25% in the case of Term SOFR and 3.00% in the case of ABR. The Company is permitted to draw up to the US dollar equivalent of $30 million in certain foreign currencies including Canadian Dollars and Sterling. Under the terms of the Credit Facility, the Company has made certain customary representations and warranties and is required to comply with various covenants, reporting requirements, financial covenants (including minimum shareholders’ equity, minimum asset coverage ratio, minimum liquidity and minimum interest coverage ratio), and other customary requirements for similar credit facilities. The Credit Facility includes usual and customary events of default for credit facilities of this nature.

Borrowings under the Credit Facility are subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Credit Facility and is qualified in its entirety by reference to a copy of the Credit Facility, which is filed as Exhibit 10.1 to this current report on Form 8-K and incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 to this current report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Credit Agreement, dated as of September 30, 2022, between Stellus Private Credit BDC, Zions Bancorporation, N.A., d/b/a Amegy Bank (“the Amegy Bank”) as administrative agent, Swingline Lender, and the LC Issuer, and the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Stellus Private Credit bdc

Date: October 4, 2022	By:	/s/ W. Todd Huskinson
		Name:	W. Todd Huskinson
		Title:	Chief Financial Officer, Chief Operating Officer and Secretary